TEREX ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2020 RESULTS
•REINSTATES QUARTERLY DIVIDEND
•PROVIDES FINANCIAL GUIDANCE FOR 2021

NORWALK, CT, February 11, 2021 -- Terex Corporation (NYSE: TEX) today announced fourth quarter 2020 income from continuing operations of $14.9 million, or $0.21 per share, on net sales of $786.7 million. In the fourth quarter of 2019, the reported income from continuing operations was $18.5 million, or $0.26 per share, on net sales of $885.0 million. Income from continuing operations, as adjusted, for the fourth quarter of 2019 was $25.7 million, or $0.36 per share. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

For the full year 2020, Terex reported income from continuing operations of $9.0 million, or $0.13 per share, on net sales of $3.1 billion compared with income from continuing operations of $209.7 million, or $2.92 per share, on net sales of $4.4 billion for the full year 2019. Income from continuing operations, as adjusted, for the full year 2019 was $233.5 million, or $3.25 per share.

AWP's fourth quarter 2020 results reflected modestly improving customer sentiment in the segment's largest markets, North America and Europe. Restructuring charges impacted AWP operating margins in the quarter. Materials Processing demonstrated strong operational performance by delivering operating margins of 15% in the quarter, while sales were down 3%.

"Despite the challenges associated with managing through the pandemic, Terex delivered another quarter of improving operating performance" said John Garrison, Chairman and Chief Executive Officer. "I would like to thank the Terex team members, dealers and suppliers throughout the world who have helped us safely maintain our operations and serve customers. Because of their contributions, Terex entered 2021 well positioned for growth. Terex will continue to deliver to our customers innovative products and solutions that yield superior productivity and return on investment."

Additionally, the Company announced that its Board of Directors had reinstated its quarterly dividend for 2021. The Board of Directors has declared a quarterly dividend of $0.12 per share. The dividend is to be paid on March 19, 2021 to all stockholders of record as of the close of business on March 5, 2021.

John Sheehan, Senior Vice President and Chief Financial Officer, said, “Through aggressive working capital management, we were able to generate over $140 million of free cash flow in 2020. Our disciplined liquidity management supported Terex entering 2021 in a very strong financial position, with $670 million of cash and over $1.1 billion of total available liquidity. We will use this liquidity to fund our growth opportunities. Our strong balance sheet and expected 2021 free cash flow generation of approximately $100 million allowed our Board of Directors to reinstate our quarterly dividend for 2021.”

Mr. Garrison continued, “Our entire organization is focused on delivering margin expansion in 2021 by realizing the benefits of our previously announced cost actions along with improved customer demand and production volumes. Renewed optimism and improved customer sentiment will drive customer demand for Terex’s products and services. As a result, our expectations are that 2021 sales will be approximately $3.45 billion, and EPS will be approximately $1.95 to $2.35.”

Mr. Garrison concluded, “We are confident that the Company is well positioned with its operating strategy to drive improved execution, profitability, innovation and growth in 2021.”

Non-GAAP Measures and Other Items
Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Glossary at the end of this press release contains further details about this subject.

Total amounts in tables of this release may not calculate due to rounding.

Conference call
The Company has scheduled a conference call to review the financial results on Friday, February 12, 2021 beginning at 9:00 a.m. ET. John Garrison, Chairman and CEO, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31st, 2020, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release or in documents incorporated herein by reference, the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” "will" and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•our business has been, and could be further, adversely impacted by global health pandemics such as the outbreak of a new strain of coronavirus (“COVID-19”);
•our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;
•we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments and political instability;
•a material disruption to one of our significant facilities;
•our business is sensitive to government spending;
•our business is affected by the cyclical nature of markets we serve;
•our financial results could be adversely impacted by the United Kingdom’s (“U.K.”) departure from the European Union (“E.U.”);
•changes affecting the availability of the London Interbank Offered Rate ("LIBOR") may have consequences on us that cannot yet reasonably be predicted;
•our need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of suppliers and customers, and their continued access to capital;
•exposure from providing financing and credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions;
•our retention of key management personnel;
•possible work stoppages and other labor matters;
•changes in import/export regulatory regimes and the escalation of global trade conflicts could continue to negatively impact sales of our products and our financial results;
•compliance with changing laws and regulations, particularly environmental and tax laws and regulations;
•litigation, product liability claims and other liabilities;
•our compliance with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”);
•our ability to successfully implement our strategy
•disruption or breach in our information technology systems and storage of sensitive data; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of aerial work platforms and materials processing machinery. The Company designs, builds, and supports products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. The Company's products are manufactured in North and South America, Europe, Australia, and Asia and sold worldwide. The Company engages with customers through all stages of the product life cycle, from initial specification and financing to parts and service support. Terex uses its website (www.terex.com) to make information available to its investors.

Contact Information
Terex Corporation
Randy Wilson
Director, Investor Relations
203-221-5415

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2020	2019	2020	2019
Net sales	$786.7	885.0	3,076.4	4,353.1
Cost of goods sold	(637.5)	(716.4)	(2,537.1)	(3,465.3)
Gross profit	149.2	168.6	539.3	887.8
Selling, general and administrative expenses	(117.6)	(145.7)	(470.9)	(552.8)
Income (loss) from operations	31.6	22.9	68.4	335.0
Other income (expense)
Interest income	1.1	1.1	3.6	6.5
Interest expense	(15.9)	(18.3)	(65.9)	(87.9)
Other income (expense) – net	5.0	(3.2)	4.9	(6.1)
Income (loss) from continuing operations before income taxes	21.8	2.5	11.0	247.5
(Provision for) benefit from income taxes	(6.9)	16.0	(2.0)	(37.8)
Income (loss) from continuing operations	14.9	18.5	9.0	209.7
Income (loss) from discontinued operations – net of tax	0.9	(3.6)	(0.4)	(155.4)
Gain (loss) on disposition of discontinued operations- net of tax	1.9	9.6	(19.2)	0.1
Net income (loss)	$17.7	24.5	(10.6)	54.4
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.22	0.26	0.13	2.95
Income (loss) from discontinued operations – net of tax	0.01	(0.05)	(0.01)	(2.18)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	0.13	(0.27)	—
Net income (loss)	$0.26	0.34	(0.15)	0.77
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.21	0.26	0.13	2.92
Income (loss) from discontinued operations – net of tax	0.01	(0.05)	(0.01)	(2.16)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	0.13	(0.27)	—
Net income (loss)	$0.25	0.34	(0.15)	0.76
Weighted average number of shares outstanding in per share calculation
Basic	69.4	71.2	69.6	71.1
Diluted	70.3	71.9	70.1	71.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	December 31, 2020	December 31, 2019

Assets
Current assets
Cash and cash equivalents	$665.0	$535.1
Other current assets	1,213.6	1,484.6
Total current assets	1,878.6	2,019.7
Non-current assets
Property, plant and equipment – net	406.6	389.4
Other non-current assets	746.6	786.5
Total non-current assets	1,153.2	1,175.9
Total assets	$3,031.8	$3,195.6

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$7.6	$6.9
Other current liabilities	715.7	865.5
Total current liabilities	723.3	872.4
Non-current liabilities
Long-term debt, less current portion	1,166.2	1,168.8
Other non-current liabilities	220.8	222.1
Total non-current liabilities	1,387.0	1,390.9
Total liabilities	2,110.3	2,263.3

Total stockholders’ equity	921.5	932.3
Total liabilities and stockholders’ equity	$3,031.8	$3,195.6

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended December 31,
	2020	2019
Operating Activities
Net income (loss)	$(10.6)	$54.4
Depreciation and amortization	49.7	49.6
Changes in operating assets and liabilities and non-cash charges	186.3	69.4
Net cash provided by (used in) operating activities	225.4	173.4
Investing Activities
Capital expenditures	(64.5)	(108.9)
Other investing activities, net	26.0	212.7
Net cash provided by (used in) investing activities	(38.5)	103.8
Financing Activities
Net cash provided by (used in) financing activities	(82.8)	(103.7)
Effect of exchange rate changes on cash and cash equivalents	25.9	(5.5)
Net increase (decrease) in cash and cash equivalents	130.0	168.0
Cash and cash equivalents at beginning of period	540.1	372.1
Cash and cash equivalents at end of period	$670.1	$540.1

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q4				Year to Date
	2020		2019		2020		2019
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$786.7		$885.0		$3,076.4		$4,353.1
Income from operations	$31.6	4.0%	$22.9	2.6%	$68.4	2.2%	$335.0	7.7%

AWP
Net sales	$412.3		$500.1		$1,782.9		$2,726.6
Income from operations	$(1.9)	(0.5)%	$4.4	0.9%	$0.5	—%	$196.2	7.2%

MP
Net sales	$366.3		$378.5		$1,256.8		$1,602.6
Income from operations	$54.7	14.9%	$44.7	11.8%	$143.4	11.4%	$227.9	14.2%

Corp and Other / Eliminations
Net sales	$8.1		$6.4		$36.7		$23.9
Loss from operations	$(21.2)	*	$(26.2)	*	$(75.5)	*	$(89.1)	*
* - Not a meaningful percentage

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December 31, 2020, unless otherwise indicated.

2021 Outlook
The Company’s 2021 outlook for earnings per share is a non-GAAP financial measure because it excludes the impact of potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2021 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Free Cash Flow The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities, plus (minus) increases (decreases) in Terex Financial Services finance receivables consisting of sales-type leases and commercial loans (“TFS Assets”), less Capital expenditures, net of proceeds from sale of capital assets (excluding the acquisition of our Northern Ireland properties), plus the estimated level of net working capital in divested businesses at the closing date. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations.

The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Year Ended December 31, 2020		Year Ended December 31, 2019
Net cash provided by (used in) operating activities	$225.4		$173.4
Increase (decrease) in TFS assets	(40.1)		(31.1)
Capital expenditures, net of proceeds from sale of capital assets	(44.0)	(1)	(94.4)	(2)
Deal related net working capital adjustment	—		38.5
Free cash flow	$141.3		$86.4

(1) Includes $17.8 million of proceeds from sale of capital assets within Proceeds (payments) from the disposition of discontinued operations in the Consolidated Statement of Cash Flows

(2) Includes $10.2 million of proceeds from sale of capital assets within Proceeds (payments) from the disposition of discontinued operations in the Consolidated Statement of Cash Flows

Q4 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$2.5	16.0	18.5	$0.26
Restructuring & Related	9.8	(1.9)	7.9	0.11
Transformation	3.4	(0.9)	2.5	0.03
Other	1.2	(0.1)	1.1	0.02
Tax & Interim Period (3)	—	(4.3)	(4.3)	(0.06)
As Adjusted (Non-GAAP)	$16.9	8.8	25.7	$0.36

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.9 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

FY 2019	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$247.5	(37.8)	209.7	$2.92
Restructuring & Related	22.4	(4.7)	17.7	0.24
Transformation	13.7	(2.8)	10.9	0.15
Deal Related	(7.5)	0.2	(7.3)	(0.10)
Other	0.6	(0.1)	0.5	0.01
Tax & Interim Period (3)	—	2.0	2.0	0.03
As Adjusted (Non-GAAP)	$276.7	(43.2)	233.5	$3.25

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 71.8 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate